                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES


                         CONSOLIDATED BALANCE SHEETS

                                                                                             Exhibit 99(a)



                                                                                 December 31,
                                                                   -------------------------------------
                                                                         1991                  1992
                                                                         ----                  ----
ASSETS
Cash and cash equivalents                                          $   4,333,485           $   1,849,698
Accounts receivable, less allowance for doubtful accounts of          37,036,691              35,968,253
 approximately $515,000 in 1991 and $640,000 in 1992
Film inventories (Note 1)                                            136,437,632             147,775,148
Property and equipment, less accumulated depreciation and
 amortization of approximately $3,616,000 in 1991 and
 $5,425,000 in 1992                                                    5,121,414              10,309,209
Note receivable from officers and other related parties (Note 11)      1,895,000               1,965,000
Other assets                                                           3,787,310               6,540,881
Investment in affiliated company (Note 2)                             10,728,021              17,937,997
                                                                     -----------             -----------
   Total assets                                                    $ 199,339,553             222,346,186
                                                                     ===========             ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses                              $  17,728,699               8,218,481
Third party participations payable (Note 1)                           29,528,547              23,834,301
Note payable to bank (Note 3)                                                 --              58,500,000
Long-term debt (Note 4)                                               30,000,000              30,000,000
Defered income                                                        49,825,702              21,702,987
Deferred income taxes (Note 5)                                         6,618,203               7,800,121
                                                                     -----------             -----------
     Total liabilities                                               133,701,151             150,055,890

Commitments and contingencies (Notes 6 and 7)

Stockholders' equity (Notes 8,9, and 10):
  Preferred Stock, par value $.01 per share; 300,000 shares
   authorized; none outstanding                                               --                     --
  Common Stock, $.01 par value; 50,000,000 shares authorized,
   issued: 1991, 12,671,651 shares; 1992, 12,728,560 shares              126,716                 127,285
  Capital in excess of par value                                      37,592,837              37,825,947
  Retained earnings                                                   28,134,133              34,552,348
                                                                     -----------             -----------
                                                                      65,853,686              72,505,580
   Treasury Stock, 64,677 shares at cost                                (215,284)               (215,284)
                                                                    ------------             -----------
      Total stockholders' equity                                      65,638,402              72,290,296
                                                                    ------------             -----------
      Total liabilities and stockholders' equity                   $ 199,339,553           $ 222,346,186
                                                                    ============             ===========


          See accompanying notes to consolidated financial statements.

                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF INCOME



                                                                                   Year ended December 31,
                                                                     --------------------------------------------------
                                                                          1990             1991               1992
                                                                          ----             ----               ----
Revenue                                                               $133,141,090      $225,686,168       $227,001,696
Costs relating to revenue                                              109,720,831       192,190,621        194,653,113
                                                                       -----------       -----------        -----------
Gross income                                                            23,420,259        33,495,547         32,348,583
Operating expenses:
  General and administrative                                            12,170,368        17,510,275         21,980,853
  Selling                                                                  683,166           912,367          1,406,224
  Depreciation and amortization                                            876,908         1,820,875          2,809,025
                                                                        -----------       -----------        -----------
                                                                        13,730,442        20,243,517         26,196,102
                                                                        -----------       -----------        -----------
Income from operations                                                   9,689,817        13,252,030          6,152,481
Interest expense (Notes 3 and 4)                                           575,000           227,397          3,685,197
Other charges                                                              148,676           323,841            248,771
                                                                        -----------       -----------        -----------
Income before equity in income of, and gain on
 issuance of stock by affiliated company and
 provision for income taxes                                              8,966,141        12,700,792          2,218,513
Equity in income of affiliated company (Note 2)                            700,000         1,065,000          2,355,000
Gain on issuance of stock by affiliated company
 (Note 2)                                                                       --                --          4,334,864
                                                                        -----------       -----------        -----------
Income before provision for income taxes                                 9,666,141        13,765,792          8,908,377
Provision for income taxes (Note 5)                                      3,407,000         4,824,000          2,490,162
                                                                        -----------       -----------        -----------

Net income                                                            $  6,259,141      $  8,941,792      $   6,418,215
                                                                        ==========        ==========         ==========
Primary net income per share of Common Stock                               $.58               $.66             $.45
                                                                           ====               ====             ====
Fully diluted net income per share of Common
 Stock                                                                     $.58               $.64             $.45
                                                                           ====               ====             ====

Primary weighted average number of shares of
outstanding Common Stock                                                10,861,045        13,592,804         14,282,039
                                                                        ==========        ==========         ==========

Fully diluted weighted average number of shares of
 outstanding Common Stock                                               10,861,045        13,880,687         14,326,653
                                                                        ==========        ==========         ==========






          See accompanying notes to consolidated financial stataments.

NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 1990, 1991 AND 1992


                                                                        Capital in                      Common
                                                          Common        Excess of      Retained     Stock Held in
                                                           Stock        Par Value      Earnings       Treasury         Total
                                                          ------        ----------     --------      -----------       -----
Balance, January 1, 1990                                   $62,483    $ 9,929,197    $12,933,200     $(280,943)     $22,643,937
Issuance of 104,820 shares of Common Stock
 upon exercise of options                                    1,048        143,400             --            --          144,448
Sale of 600,000 shares of Common Stock                       6,000      5,840,465             --            --        5,846,465
Issuance of 7,577 shares of Common Stock held in
 treasury to Employee Stock Ownership Plan                      --         (9,623)            --        55,085           45,462
Issuance of 1,718,214 shares of Common Stock
 upon declaration of 25% stock dividend                     17,182        (17,070)            --          (112)              --
Effect of issuance of 1,734,247 shares of
 Common Stock upon declaration of 20% stock
 dividend                                                   17,342        (17,231)            --          (111)              --
Net income                                                      --             --      6,259,141            --        6,259,141
                                                           -------      ---------      ---------     ---------       ----------
Balance, December 31, 1990                                 104,055     15,869,138     19,192,341      (226,081)      34,939,453

Issuance of 165,670 shares Common Stock
 upon exercise of options                                    1,656      1,010,954             --            --        1,012,610
Sale of 1,910,000 shares of Common Stock                    19,100     18,744,489             --            --       18,763,589
Issuance of 190,500 shares of Common Stock                   1,905      1,953,720             --            --        1,955,625
Issuance of 2,226 shares of Common Stock held in
 treasury to Employee Stock Ownership Plan                      --         14,536             --        10,797           25,333
Net income                                                      --             --      8,941,792            --        8,941,792
                                                           -------      ---------      ---------     ---------       ----------
Balance, December 31, 1991                                 126,716     37,592,837     28,134,133      (215,284)      65,638,402

Issuance of 56,909 shares of Common Stock
  upon exercise of options                                     569        233,110             --            --          233,679
Net income                                                      --             --      6,418,215            --        6,418,215
                                                           -------      ---------      ---------     ---------       ----------

Balance, December 31, 1992                                $127,285    $37,825,947    $34,552,348     $(215,284)     $72,290,296
                                                          ========    ===========    ===========     =========      ===========



         See accompanying notes to consolidated financial statements.

                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                        Year ended December 31,
                                                          ---------------------------------------------------
                                                               1990              1991                1992
                                                          ------------      -------------       -------------
OPERATING ACTIVITIES
Net income                                                $  6,259,141      $   8,941,792       $   6,418,215
Adjustments to reconcile net income to net cash used
  in operating activities:
    Increase (decrease) in bad debt allowance                 (117,347)            68,968             124,655
    Amortization of film inventories                        59,945,508         93,588,978         131,678,221
    Depreciation and other amortization                        876,908          1,820,875           2,809,025
    Shares of Common Stock issued to Employee Stock
      Ownership Plan                                            45,462             25,333                  --
    Undistributed earnings from affiliated company            (700,000)        (1,065,000)         (2,355,000)
    Non cash gain on issuance of stock by affiliated
      company                                                       --                 --          (4,897,476)
    Deferred income taxes                                    2,551,000          1,931,000           1,181,918
    Changes in other assets and liabilities:
      (Increase) decrease in:
        Accounts receivable                                 (8,119,666)       (14,452,030)            943,783
        Gross film inventories                             (88,054,387)      (154,848,255)       (143,015,737)
        Other assets                                          (423,811)           520,016          (3,338,290)
      (Decrease) increase in:
        Accounts payable and accrued expenses                2,789,303         12,921,129          (9,510,218)
        Third party participations payable -- net           19,988,728            524,600          (5,694,246)
        Deferred income                                      4,583,094         40,239,776         (28,122,715)
                                                          ------------      -------------       -------------
Cash used in operating activities                             (431,067)        (9,782,818)        (53,777,865)

INVESTING ACTIVITIES
Purchase of property and equipment                          (1,503,806)        (3,684,956)         (6,996,958)
Investment in affiliated company                            (8,843,584)          (119,437)                 --
Notes receivable from officers and other related
  parties                                                     (950,000)          (745,000)            (70,000)
                                                          ------------      -------------       -------------
Cash used in investing activities                          (11,297,390)        (4,549,393)         (7,066,958)

FINANCING ACTIVITIES
Net proceeds from borrowings on note payable                49,066,189         43,308,301          62,127,357
Repayment of note payable                                  (42,700,000)       (76,200,000)         (4,000,000)
Net proceeds from issuance of long-term debt                        --         28,840,171                  --
Net proceeds from issuance of shares of Common
  Stock                                                      5,990,913         21,731,824             233,679
                                                          ------------      -------------       -------------
Cash provided by financing activities                       12,357,102         17,680,296          58,361,036
                                                          ------------      -------------       -------------
Increase (decrease) in cash and cash equivalents               628,645          3,348,085          (2,483,787)
Cash and cash equivalents at beginning of period               356,755            985,400           4,333,485
                                                          ------------      -------------       -------------
Cash and cash equivalents at end of period                     985,400      $   4,333,485       $   1,849,698
                                                          ============      =============       =============

         See accompanying notes to consolidated financial statements.

                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              DECEMBER 31, 1992

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Principles of Consolidation

     New Line Cinema Corporation (the "Company") is a motion picture production and distribution company. The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated.

     Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     Film Inventories

     Film inventories consist of the cost of the Company's productions, acquired films, prints and certain exploitation costs including advertising costs expected to benefit the films in future markets, the cost of acquiring certain rights for domestic home video and foreign distribution of certain films and capitalized interest and overhead related to production of films and acquisition of film rights. Such inventories are stated at the lower of unamortized costs or net realizable value generally on a film-by-film basis.
The costs of films released are amortized using the individual-film-forecast
- -computation method which amortizes costs in the same ratio that current gross revenues bear to anticipated total gross revenues. The costs of distribution rights are amortized in the same ratio that fees earned in the current period from the rights bear to anticpated total fees. Such anticipated total gross revenues and fees are estimated by management.

     The anticipated total gross revenue and fees are reviewed periodicially, which may result in revised amortization rates and, when applicable, write-downs to net realizable value.

     Film inventories, net of accumulated amortization, approximated the following (in thousands):

                                                 December 31,
                                      ---------------------------------
                                          1991                    1992
                                          ----                    ----
     Films released                   $  76,029               $  62,784
     Films completed but not released    22,549                  41,519
     Films in process                    21,488                  30,557
     Distribution rights                 16,372                  12,915
                                        -------                 -------
                                      $ 136,438               $ 147,775
                                        =======                 =======

     Based on the Company's anticipated total gross revenue estimates, over 95% of released film inventories at December 31, 1992 will be amortized within the three-year period ending December 31, 1995.

     Property and Equipment; Depreciation and Amortization

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimate useful life used for property and equipment is ten years, while the life used for computer hardware and software is three years. Leasehold improvements are amortized over the estimated useful lives of the related assets or the term of the lease, whichever is shorter.

      Revenue Recognition

      Revenue from theatrical exhibition of films is reflected in the accompanying consolidated financial statements when the film is exhibited. Revenue from the sale of film rights, principally for the

                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES home video, syndicated television and pay cable television markets is recognized when the film is available for showing or exploitation. Amounts received prior to the film's availability are classified as deferred income.

    Films with theatrical releases (which generally may continue for up to six months) are generally made available for release in other media as follows:

                                        Months After        Approximate
       Market                           Initial Release     Release Period
       ------                           ---------------     --------------
       Domestic home video               4-6 months                --
       Domestic pay-per-view             6-9 months               3 months
       Domestic pay television         10-18 months           12-21 months
       Domestic network or basic cable 30-36 months           18-36 months
       Domestic syndication            30-36 months             3-15 years
       Foreign theatrical                   --                  4-6 months
       Foreign home video               6-12 months                --
       Foreign television              18-24 months           18-30 months

    For the years ended December 31, 1990, 1991 and 1992 approximately 71%, 63% and 44%, respectively, of the Company's total revenue was attributable to two films, four films and six films, respectively.

    Foreign revenue related to the Company's films approximated 12%, 11% and 24% of total revenue for the years ended Decmeber 31, 1990, 1991 and 1992, respectively.

    Third Party Participations

    Total expected third party participations are charged to expense in the same ratio as current gross revenues bear to anticipated total gross revenues. At December 31, 1992, the portion of third party participations payable within one year was approximately $5,487,000.

    Concentration of Credit Risks

    The Company licenses various rights in its motion pictures to distributors throughout the world. Generally payment is received in full or in part, or letters of credit are obtained, prior to the Company's release of the films to its distributors.

    Income Taxes

    Deferred income taxes result from timing differences between the amounts reported for financial reporting and income tax purposes. These differences related primarily to the gain on issuance of stock by an affiliated company, advertising and print expenditures, third party participations, and film amortization.

    Common Stock Data

    Primary and fully diluted net income per share of Common Stock and Common Stock equivalents are based on the weighted average number of shares of Common Stock and Common Stock equivalents outstanding.

    Transactions in Shares of Affiliated Companies

    The Company recognizes as separate non-operating income, gains, and losses arising from sales of previously unissued stock by a subsidiary or affiliate to outside investors when such sales change the Company's percentage of ownership in such companies.

                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    Fair Value of Financial Instruments

        Long-Term Debt: The fair value of the Company's long-term debt is estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. The Company believes the carrying amounts reported in the balance sheet for these instruments is approximately equal to their fair value.

        Reclassification

        Certain amounts in 1990 and 1991 have been reclassified to conform to the 1992 presentation.

2.  INVESTMENT IN AFFILIATED COMPANY

        On October 26, 1990, the Company acquired from RHI Entertainment,
Inc. ("RHI") 52.6% of RHI's outstanding capital stock for $8,700,000. A portion of the excess of cost over the Company's equity in RHI, consists of goodwill of $850,000 which is being amortized over a 20-year period and an option valued at $1,270,000 to acquire additional shares of RHI capital stock. The investment is accounted for under the equity method, as the Company does not have majority voting control of RHI. The Company has the right to designate two of the five members of RHI's board of directors and all major decisions as to the financing and operations of RHI require a super majority vote of the board of directors of RHI. RHI is a leading producer of movies-of-the-week, mini-series and other programming for the United States television market. RHI has acquired the worldwide television rights of Qintex Entertainment Inc., including Hal Roach and Robert Halmi titles. In April 1992, in exchange for $561,000 paid by the Company to one of the principals of RHI, such principal cancelled an option to acquire shares of Common Stock of RHI owned by the Company.

        On July 29, 1992, RHI issued 2,315,000 shares of its common stock at $10 per share, in an initial public offering, resulting in aggregate gross proceeds of $23,150,000. This issuance reduced the Company's interest in the capital stock of RHI to 37.4%. As a result, the Company recognized a gain of $4,335,000 (before provision for income taxes of $1,647,000) which reflects a reduction by $3,512,000 in the carried amount of its investment which was deemed sold. Income taxes provided on the gain are not payable until the gain is recognized for tax purposes, such as from an actual sale of RHI stock by the Company.

        Summary financial information for RHI as of and for the years ended December 31, 1990, 1991 and 1992 is as follows:

                                       1990           1991             1992
                                      -------         -------         -------
Cash                             $    964,000       $ 752,000        $241,000
Accounts receivable                11,647,000       8,607,000      29,654,000
Film production costs              27,537,000      41,853,000      55,681,000
Total assets                       42,146,000      55,337,000      90,049,000
Notes payable to bank              19,391,000      21,234,000      17,384,000
Deferred revenue                    4,454,000      12,667,000      17,796,000
Shareholders' equity               13,405,000      15,902,000      42,367,000
Revenue                            13,325,000      33,252,000      56,472,000
Film costs                          8,811,000      22,285,000      42,037,000
Net income                          1,569,000       2,498,000       5,646,000

        The Company's consolidated retained earnings at December 31, 1992 includes $4,120,000 related to the equity in income of RHI. Equity in income of RHI is considered permanently reinvested since RHI is restricted from paying dividends in accordance with its credit agreements and therefore, the Company has not provided income taxes on this amount.

                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

3. NOTE PAYABLE TO BANK

        The Company's Credit Facility provides revolving credit of $75,000,000 secured by all assets of the Company currently owned or acquired in the future. Interest is payable quarterly at a rate equal to the Alternate Base Rate (as defined) plus a margin or the London InterBank Offered Rate plus a margin in the case of a Eurodollar loan. A commitment fee of 3/8 of 1% is charged on the average unused annual balance. In addition, the Company is required to maintain $5,000,000 of insurance on the life of the Chief Executive Officer of the Company. The credit facility terminates on June 30, 1993.

        The credit facility contains various covenants which, among other things, (i) provide that minimum consolidated tangible net worth, as defined, must be maintained by the Company, (ii) limit the incurrence of additional indebtedness, (iii) prohibit the payment of cash dividends as long as an outstanding loan balance exists, (iv) limit the amount of certain capital expenditures, (v) limit the amount of certain production and preproduction costs per film in active production or preproduction, for a maximum of eight such films at any one time and no more than three such films to be in principal photography at any one time, (vi) restrict the amount to be paid to acquire rights in films produced by others and (vii) require that the Company's Chief Executive Officer maintain his ownership of the Company, as defined, and remain as its Chief Executive Officer.

        Other information relating to the note payable under the existing and prior credit facilities during the three year period ended December 31, 1992 is summarized below:



                                                1990           1991           1992
                                                ----           ----           ----
Maximum amount of borrowings outstanding
  during year                                   $34,000,000    $39,000,000   $62,500,000
Daily average amount of borrowings outstanding
  each year                                     $14,728,000    $14,533,000   $38,273,000
Weighted average interest rate for year                11.0%           9.5%          6.4%
Interest rate at December 31                           10.5%           7.5%          7.0%
Interest expense, net of capitalized amounts    $   575,000    $    99,000   $   708,000
Capitalized interest                            $ 1,185,000    $ 1,379,000   $ 1,885,000


        Interest paid under the credit facility (net of capitalized amounts) amounted to approximately $575,000, $99,000, and $437,000 in 1990, 1991 and
1992, respectively. In 1992, the Company also incurred approximately $2,900,000 of interest related to a $40,000,000 advance received from Columbia TriStar Home Video.

        Commitment fees under the agreements were immaterial for each of the three years in the period ended December 31, 1992.

        In February 1993, the Company received a commitment for the replacement of the existing credit facility with a new credit facility which would provide up to $150,000,000 of available credit with a syndicate of banks. The new credit facility is subject to certain conditions, including final documentation. Except for the increase in principal amount and a restriction on the amount of permitted increase in selling, general and administrative expenses, the terms for the proposed new facility would not materially differ from the existing facility's terms. The Company has in the past been able to renew or extend the maturities on its credit facilities, although there can be no assurance that the new credit facility will be obtained.

4. LONG-TERM DEBT

       On November 14, 1991, the Company issued $30,000,000 of convertible subordinated debentures which are convertible at the option of the holder into shares of the Company's common stock at $16 7/8 per share, for a total of 1,777,778 shares. The debentures are payable with interest at 6 1/2% payable

                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

4.  LONG-TERM DEBT (CONTINUED)

semi-annually and are due November 15, 2006. Annual sinking fund payments of $3,500,000, commencing November 15,2000, are calculated to retire 70% of the debentures prior to maturity. The debentures are redeemable at the option of the Company, in whole or in part, at the following redemption prices together with accrued and unpaid interest commencing on each November 15 in the years set forth below:

                   1993                            104%
                   1994                            103%
                   1995                            102%
                   1996                            101%
                   1997 and thereafter             100%


        The debentures are not redeemable by the Company before November 15, 1993 and from that date until November 15, 1994, are not redeemable unless the average price of the Company's common stock for a defined period exceeds 150% of the conversion price.

        For the years ended December 31, 1991 and 1992, the Company incurred interest charges of $243,750 and $1,950,000, respectively, of which approximately $215,000 and $1,853,000 was capitalized. Interest paid (net of capitalized amounts) amounted to $97,000 in 1992.

5.      INCOME TAXES

        The provision for income taxes approximated the following:

                                                                 Year ended December 31,
                    -------------------------------------------------------------------------------------------------------------
                                 1990                                    1991                                     1992
                    -------------------------------------------------------------------------------------------------------------
                    Current     Deferred     Total       Current       Deferred    Total         Current     Deferred     Total
                    --------   --------     --------     --------      --------    --------    --------     --------     --------
Federal             $  ---     $2,099,000  $2,099,000   $2,099,000    $814,000    $2,913,000    $  863,000  $ 57,000  $   920,000
Foreign withholding  763,000       ---        763,000    1,146,000      ---        1,146,000     1,185,000     ---      1,185,000
State and local       93,000      452,000     545,000      610,000     155,000       765,000       270,000   115,000      385,000
                    --------   ----------  ----------   ----------    --------    ----------    ----------  --------  -----------
                    $856,000    2,551,000   3,407,000    3,855,000    $969,000    $4,824,000    $2,318,000  $172,000    2,490,000
                    ========   ==========  ==========   ==========    ========    ==========    ==========  ========  ===========

        The difference between the statutory federal income tax rate of 34% and the taxes actually provided for the years ended December 31, 1990, 1991 and 1992, approximated the following:

                                                           Year ended December 31,
                                                  -----------------------------------------
                                                    1990           1991             1992
                                                  ---------     ----------       ----------
Taxes based on statutory federal income
  tax rate                                       $3,287,000    $4,681,000        $3,029,000
Add (deduct):
  Equity in income of affiliated company
   permanently reinvested                          (235,000)     (362,000)         (801,000)
 State and local taxes, net of federal tax
   benefit                                          360,000       505,000           252,000
 Other                                               (5,000)        ---              10,000
                                                 ----------    ----------        ----------
                                                 $3,407,000    $4,824,000        $2,490,000
                                                 ==========    ==========        ==========

                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

5.  INCOME TAXES (CONTINUED)

    The deferred tax provision for the years ended December 31, 1990, 1991 and 1992 includes the following tax effects of timing differences which are expensed or recognized as revenue in different periods for financial statement and tax purposes:


                                                        1990         1991          1992
                                                    ----------    ----------    ----------
        Advertising and print expenditures          $2,642,000    $2,003,000    $   26,000
        Amortization of film inventories               226,000     2,203,000      (785,000)
        Gain on issuance of stock by affiliated
         company                                        ---           ---        1,647,000
        Third party participations                      ---       (3,375,000)     (445,000)
        Foreign tax credits                           (269,000)      269,000         ---
        Depreciation of fixed assets                  (125,000)     (159,000)     (163,000)
        Allowance for bad debts                         ---           ---          (48,000)
        Other                                           77,000        28,000       (60,000)
                                                    ----------    ----------    ----------
                                                    $2,551,000    $  969,000    $  172,000
                                                    ==========    ==========    ==========

    Income taxes paid amounted to approximately $1,512,000, $798,000 and $2,165,000 in 1990, 1991 and 1992, respectively.

    In February 1992, the Financial Accounting Standards Board ("FASB") issued Statement No. 109, "Accounting for Income Taxes," which the Company is required to adopt in 1993. Under the new rules, deferred taxes are recognized using the liability method, whereby tax rates are applied to cumulative temporary differences based on when and how they are expected to affect the tax return. Deferred tax assets and liabilities are adjusted for tax rate changes. Under the rules presently being applied (APB Opinion 11), deferred taxes are measured using tax rates for the year in which timing differences arise. Deferred taxes are not adjusted for tax rate changes.

    The Company has accumulated the necessary information and will apply the new rules starting the first quarter of 1993. Application of the new rules will not have a material impact on the Company's financial statements. The Company has determined that it will record the cumulative effect of the change in 1993 and will not restate prior years' financial statements to reflect adoption of the new rules.

6.  RENT EXPENSE AND LEASE COMMITMENTS

    The Company occupies office space under various operating leases. In addition to the base annual rental, the leases provide for certain escalation charges based on increases in operating expenses of the buildings. Rent expense amounted to approximately $543,000, $868,000 and $1,245,000 for the years ended December 31, 1990, 1991, and 1992, respectively. At December 31, 1992, minimum noncancellable commitments under these leases were as follows:


                  1993                                   $ 1,584,000
                  1994                                     1,621,000
                  1995                                     1,636,000
                  1996                                     1,696,000
                  1997                                     1,201,000
                  Thereafter                               9,805,000
                                                         -----------
                                                         $17,543,000
                                                         ===========

                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

7.  COMMITMENTS AND CONTINGENCIES

        Legal Matters

        In December 1992, the Company, its Chairman, President and another officer of the Company, were named as defendants in an action brought by Troma, Inc. in the Supreme Court of the State of New York, County of New
York. The action seeks unspecified damages in an amount "no less than $50 million" for breach of an agreement which allegedly required the Company to produce and distribute a film based upon the characters owned by the plaintiff. No answer has yet been filed, and the Company is considering its possible counterclaims against the plaintiff and its principal officers. The claims in the action against the Company's officers are covered by the Company's directors' and officers' liability insurance policy.

        In May 1992, the Company, Allied Vision, Ltd. ("Allied") and Innovation Books, a division of the Innovative Corporation, were named as defendants in an action brought by Stephen King in the United States District Court for the Southern District of New York. The action sought to ban the use of Mr. King's name in connection with the film "The Lawnmower Man" (the "Film"). Mr. King seeks unspecified damages under the Lanham Act and New York common law. The Company owns the Film's North American distribution rights. The Film has completed its theatrical release in the United States, and had its home video release on August 26, 1992. The United States Court of Appeals for the Circuit Court has partly reversed an order of the District Court, and as a result the defendants have been able to continue to refer to the Film as based upon a short story written by Mr. King, but are prohibited from further use of Mr. King's name in a "possessory credit" in the title of the Film. The Company's defense and indemnification of up to $1 million is being provided under a liability insurance policy provided in connection with the Film.

        In June 1990, an action was brought against the Company in the Supreme Court, New York County, by Smart Egg Pictures, SA, one of the joint venturers with the Company in the first two "Nightmare on Elm Street" films. The plaintiff alleges that the Company wrongfully induced it to enter into an agreement diminishing its rights in the joint venture assets. The action seeks an accounting and damages of at least $5,000,000, together with punitive damages and treble damages under the RICO laws, in connection with the series of "A Nightmare on Elm Street" films.

        The Company and its subsidiaries are parties to various other legal proceedings, all of which are considered routine and incidental to the business of the Company and are not material to the financial condition and operation of the business. In management's opinion, the ultimate outcome of these legal proceedings, as well as the lawsuits discussed above, will not have a material adverse effect on the results of operations in any one year. At this time, the Company cannot predict the outcome nor estimate the range of loss for the lawsuits discussed above.

        Acquisition of Distribution Rights

        In addition to the film inventories recorded on the Consolidated Balance Sheet at December 31, 1992, the Company is contractually committed to advancing funds, in accordance with contract terms, for the acquisition rights to films which will be completed subsequent to December 31, 1992. These unrecorded contractual commitments were approximately $36,000,000 at December 31, 1992.

8.      EMPLOYEE BENEFIT PLANS

        Pension Expense

        Certain employees of certain subsidiaries of the Company are covered under collective bargaining agreements. All such union employees are covered by multiemployer defined benefit pension plans. The Company makes contributions to such plans based on amounts specified in the related union contracts. The unions have informed the Company that they are unable to provide the actuarial present values of accumulated plan benefits or the plans' net assets available for benefits with respect

                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

8.      EMPLOYEE BENEFIT PLANS (CONTINUED)

to any individual firm, including the Company. The Company contributed approximately $462,000, $755,000 and $1,531,000 during the years ended December 31, 1990, 1991, and 1992, respectively, to such plans.

        Employee Stock Ownership Plan

        The Employee Stock Ownership Plan ("ESOP") enables participating employees to acquire a proprietary interest in the Company. The Company may make annual contributions to the ESOP not to exceed 15% of the compensation paid or accrued during the plan year to all members. Payment of benefits may be in the form of either shares of Common Stock or cash, or partly in cash and stock. If a cash distribution is made in lieu of stock, it will be based on the market value of shares of the Company's Common Stock. Approximately $24,000 was accrued by the Company for the ESOP in 1992. No contributions were made by the Company to the ESOP in 1992. The Company issued to the ESOP 7,577 and 2,226 shares of Common Stock in 1990 and 1991, respectively.

        Executive Benefit Trust

        Effective November 1, 1991, the Company established the New Line Cinema Corporation Executive Benefit Trust (the "Trust") to provide incentive compensation to certain executive employees. The Trust is not intended to provide retirement income to employees, or to provide for a deferral of income by employees for periods extending to the termination of covered employment or beyond.

        401(k) Plan

        In December 1992, the Company adopted a 401(k) defined contribution plan (the "Plan") for certain of its employees. Employees can make voluntary contributions to the plan subject to certain limitations. Eligible employees are those who have reached age 21 and have worked at least 1,000 hours. No contribution was made to the Plan by the Company in 1992.

9.      CAPITAL STOCK

        Stock Dividend

        On July 18, 1990, the Board of Directors declared a 25% stock dividend accounted for as a five for four share stock split on all of the Company's outstanding Common Stock to holders of record as of June 27, 1990. On February 5, 1991, the Board of Directors declared a 20% stock dividend to be accounted for as a six for five share stock split on all of the Company's outstanding Common Stock to holders of record as of February 14, 1991.

        Reserved Shares of Common Stock

        At December 31, 1991 and 1992, the Company had reserved 2,722,003 and 3,083,637 shares, respectively, of Common Stock for grant and exercise of stock options. In addition, shares reserved for future issuance include 1,777,778 shares for the conversion of the 6.5% convertible subordinated debentures (see note 4) and 250,000 shares reserved for Nelson Holdings International, Ltd. (see note 11). Solely as a result of the completion of a proposed public offering of 2,000,000 shares of Common Stock pursuant to a registration statement on Form S-3 filed in January 1993, the Company's Chairman will be granted options to purchase approximately 659,600 additional shares of Common Stock at the market price of the Common Stock on March 31, 1993, pursuant to the operation of the provisions of his Employment Agreement. The terms of this Employment Agreement provide the Company's Chairman the ability to maintain his holdings at approximately 25% of the outstanding Common Stock of the Company (as defined).

                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

10.     STOCK OPTIONS

        Qualified Stock Option Plan

        In July 1986, the Company adopted an incentive stock option plan (the "Plan") which was designed to qualify under Section 422A of the Internal Revenue Code of 1954, as amended.

        Under the Plan, a committee of independent members of the Board of Directors is authorized to grant options to purchase up to 577,500 shares of Common Stock to officers and employees of the Company at a price per share equal to at least 100% of the fair market value of Common Stock on the date of the grant (110% of such fair market value for optionees who directly or indirectly possess more than 10% of the total combined voting power or value of all classes of the stock of the Company or any parent or subsidiary thereof ("10% Stockholder")).

        Each qualified option granted is exercisable for such time as determined by the Board of Directors but, in no event more than ten years from the date of grant (no more than five years from the date of a qualified option to 10% Stockholders). The Plan will terminate upon the earlier of (i) the date on which all shares available for issuance have been issued pursuant to the valid exercise of options granted thereunder and (ii) May 15, 1996.

        1990 Stock Option Plan

        On February 18, 1990, the Company adopted the 1990 Stock Option Plan (the "1990 Plan") under which a committee of independent members of the Board of Directors is authorized to grant options for 750,000 shares under the 1990 Plan, to any full-time employee, subject to adjustment for stock splits, stock dividends and certain other events. The 1990 Plan is similar to the 1986 Plan, except that options under the 1990 Plan may be incentive stock options and the grant may allow options to be exercised by the surrender of Common Stock or options to acquire Common Stock having a market value equal to the aggregate exercise price of the option. As of December 31, 1992, options for a total of 554,199 shares of Common Stock were granted under the 1990 Plan, all of which were outstanding.

        1991 Stock Option Plan

        On January 14, 1992, the Company's Board of Directors adopted a new Stock Option Plan (the "1991 Plan"), which is identical to the 1990 Plan except that options for a total of 250,000 shares of the Company's Common Stock may be granted thereunder. As of December 31, 1992, options for a total of 200,000 shares of Common Stock were granted under the 1991 Plan, all of which are outstanding.

                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

     Summary

     The activity in stock options during the three-year period ended December 31, 1992 is summarized below. The information takes into account the 25% stock dividend issued on June 27, 1990 and the 20% stock dividend issued on February 28, 1991.


                                                           Nonqualified Stock Options    Qualified Stock Options
                                                           --------------------------    ------------------------
                                                                           Aggregate                   Aggregate
                                                             Shares          Amount        Shares        Amount
                                                           ----------     -----------    -----------   ----------
Options outstanding at January 1, 1990                        973,453     $   496,083        282,276   $1,002,187
Granted (from $5.32 to $6.83 and from $4.50
 to $11.77 per share)                                       1,070,357       6,470,729        393,430    2,359,953
Exercised (at $.47 and from $2.88 to $4.24
 per share)                                                  (104,098)        (49,238)       (24,152)     (78,817)
                                                           ----------     -----------    -----------   ----------
Options outstanding at December 31, 1990                    1,939,712       6,917,574        651,554    3,283,323
Granted (from $10.13 to $16.00 and from
 $9.81 to $13.38 per share)                                   255,063       2,960,393         41,425      499,429
Exercised (at $.47 and from $3.33 to $5.42
 per share)                                                  (111,374)        (52,680)       (54,377)    (299,727)
                                                           ----------     -----------    -----------   ----------
Options outstanding at December 31, 1991                    2,083,401       9,825,287        638,602    3,553,025
Granted (from $11.25 to $15.00 and from
 $12.25 to $15.75 per share)                                  309,982       4,395,156        112,351    1,545,308
Exercised (at $5.42 and from $2.05 to $6.04
 per share)                                                   (10,000)        (54,170)       (46,909)    (179,354)
Forfeited                                                      ---             ---            (3,790)     (18,393)
                                                           ----------     -----------    -----------   ----------
Options outstanding at December 31, 1992                    2,383,383     $14,166,273        700,254   $4,900,586
                                                           ==========      ==========    ===========   ==========

     At December 31, 1992, 1,644,207 of the nonqualified stock options were exercisable at prices ranging from $.47 to $16.00 per share or an aggregate amount of $7,532,585.

11.  RELATED PARTY TRANSACTIONS

     Media Buying Service

     The Company employs a media buying service to place its television and radio advertising. The President of the Company is the beneficial owner of 25% of the capital stock of such service. In addition, a director of the Company is an officer and the beneficial owner of a total of 25% of the capital stock of such service. During the years ended December 31, 1990, 1991 and 1992, such buying service placed a total of approximately $25,072,000, $30,695,000 and $19,079,000, respectively, in broadcast advertising for the Company for fees totaling approximately $999,000, $1,228,000 and $753,600, respectively.

     Legal Services

     A director of the Company is a principal of the Company's primary legal counsel. Until his appointment as President of the Company on September 27, 1990, the President of the Company was a principal of that law firm. Although he is currently "of counsel" to such firm, he has no financial interest therein. Until his appointment as Senior Vice President -- Business Affairs of the Company on February 1, 1993, a director of the Company approximated $698,000, $1,049,000 and $732,000 during the years ended December 31, 1990,
1991, and 1992, respectively.

                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

     Notes Receivable From Officers and Other Related Parties

     Notes receivable from officers include a note receivable from the Chairman of the Company for $750,000 advanced to him in connection with the purchase and renovation of his residence. The loan is unsecured, without interest and is repayable on demand or upon the sale of the residence. In addition, there is a note receivable from the President of the Company for $575,000, which bears no interest and is repayable solely from bonus compensation to which he may become entitled through 1995, with any remaining balance payable on December 31, 1995. There are additional notes receivable from several Senior Vice-Presidents of the Company and a former officer aggregating approximately $640,000. These loans also are interest-free and are payable on demand of the Company.

     Distribution Fee Arrangement

     In May 1991, pursuant to an agreement with NHI Nelson Holdings International, Ltd. ("NHI") and Credit Lyonnais Bank Nederland, N.V ("CLBN"), the Company became the distributor of existing and future film properties of NHI's film entertainment group ("Sultan Entertainment Holdings Inc.") including foreign distribution rights and domestic home video distribution rights to up to 11 motion pictures to be produced by Castle Rock Entertainment from 1992 through 1995. The Company paid approximately $15 million in cash and issued to NHI certain securities of the Company comprised of 150,000 shares of Common Stock and five-year warrants to purchase 250,000 shares of Common Stock at $13.87 per share to obtain these rights. Fees earned in 1991 and 1992 by the Company under its arrangement with Sultan Entertainment Holdings, Inc. amounted to $5,558,000 and $12,027,000 respectively.

     Pursuant to this agreement, CLBN refinanced certain long-term debt of Sultan Entertainment Holdings Inc. and also agreed to provide a new credit facility to a newly-formed subsidiary within Sultan Entertainment Holdings Inc., CR Memorandum. The proceeds of the new facility will be used to fund the acquisition of foreign distribution rights and domestic home video distribution rights to the 11 motion pictures to be produced by Castle Rock Entertainment through 1995 ("Castle Rock Pictures"). The Company's financial obligations with respect to CLBN's advances are limited to a guaranty of a percentage of the unpaid loan balance, the dollar amount of which guaranty cannot be determined at this time but which the Company in good faith estimates will not exceed $1,000,000 for those rights which had been acquired prior to December 31, 1992. There can be no assurance that funds will be available under the CLBN facility for the purchase of rights in connection with a Castle Rock Picture. The Company's ability to distribute the remaining Castle Rock Pictures is predicated upon the continued availability of funds from CLBN or from other sources.

     On November 27, 1991, the Company acquired the stock of Sultan Entertainment Holdings Inc. for $100,000 in cash and contributed the stock to the New Line Cinema Corporation Executive Benefit Trust (see Note 8).